Exhibit 10.5

Amendment to Letter Agreement (“Agreement”) dated March 4, 2020 between Apple Hospitality REIT, Inc. (the “Company”) and Bryan Peery.

The purpose of this Amendment is to acknowledge that, as a result of the recent effects of COVID-19 on the operating results for the Company, each party to the Agreement has agreed that payment of the Additional Benefit will be deferred until a mutually agreed upon date later in calendar year 2020. The remaining terms of the Agreement shall remain unchanged.

Accepted and Agreed

/s/ Justin Knight

Justin Knight

Apple Hospitality REIT, Inc.

/s/ Bryan Peery

Bryan Peery

March 30, 2020

Date